Exhibit 99.2

For more information, please contact:
AmTrust Financial Services, Inc.

Mr. Hilly Gross	Mr. Ronald Pipoly
Vice President, Investor Relations	Chief Financial Officer
212.220.7120 x7023	216.328.6116
hgross@amtrustgroup.com	rpipoly@amtrustgroup.com

For immediate release
November 14, 2006

AmTrust Financial Services, Inc. Announces 2006 Earnings Release Date and Conference Call Information

(New York) - AmTrust Financial Services, Inc. (NASDAQ: AFSI) announced today that it will release 2006 third quarter earnings following the close of the market on Tuesday, November 14, 2006.

On Wednesday, November 15, 2006 at 10:00 AM EST, the company will hold a conference call that can be accessed as follows:

Dial-in:	800-540-0559

Registration:	http://ir.amtrustgroup.com

In order to participate in the conference call, you must register at http://ir.amtrustgroup.com.

A replay of the conference call will be available starting at 1 p.m., Eastern Standard Time, on Wednesday, November 15, 2006 through Tuesday, November 21, 2006 by dialing 719-457-0820 or 888-203-1112. The passcode for the replay is 9241653.

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About AmTrust Financial Services, Inc.

AmTrust Financial Services, Inc., headquartered in New York City, is a multinational specialty property and casualty holding company, which, through its insurance carriers, offers specialty property and casualty insurance products, including workers’ compensation, commercial automobile and general liability; extended service and warranty coverage. The AmTrust U.S. insurance carriers, Technology Insurance Company, Rochdale Insurance Company and Wesco Insurance Company and its Bermuda carrier, AmTrust International Insurance Ltd, are rated A- (Excellent), Financial Size VIII by A.M. Best Company. For more information about AmTrust, visit www.amtrustgroup.com, or call AmTrust toll-free at 866.203.3037.

Forward Looking Statement

This news release contains “forward-looking statements” which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company’s products, the effect of general economic conditions, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. The Company undertakes no obligation to publicly update any forward-looking statements.

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